Exhibit 3.1

NORTHSTAR REALTY FINANCE CORP.
ARTICLES OF RESTATEMENT
FIRST:     NorthStar Realty Finance Corp., a Maryland corporation (the “Corporation”), desires to restate its charter as currently in effect.
SECOND:    The following provisions and Exhibits A, B, C, D and E (the “Exhibits”) are all the provisions of the charter currently in effect:
ARTICLE I
INCORPORATOR
Michael D. Schiffer, whose address is c/o Venable LLP, 750 E. Pratt Street, Suite 900, Baltimore, Maryland 21202, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on October 21, 2004.
ARTICLE II
NAME
The name of the corporation (the “Corporation”) is:
NorthStar Realty Finance Corp.
ARTICLE III
PURPOSE
The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.
ARTICLE IV
PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT
The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The name of the resident agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose post address is 7 St. Paul Street, Suite 1660, Baltimore, MD 21202. The resident agent is a Maryland corporation.

ARTICLE V
PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS
Section 5.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation currently is six, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the current directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:
David T. Hamamoto
C. Preston Butcher
Judith A. Hannaway
Wesley D. Minami
Louis J. Paglia
Charles W. Schoenherr
The directors of the Corporation may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.
The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-802(b) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. The Corporation may not elect to be subject to Section 3-803 of the MGCL.
Section 5.2    Extraordinary Actions. Except as specifically provided in Section 5.8 (relating to removal of directors) and in Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Section 5.3    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.
Section 5.4    Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland General Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the entire Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.
Section 5.5    Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.
Section 5.6    Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.
Section 5.7    REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification.
Section 5.8    Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of at least two thirds of the votes entitled to be cast generally in the election of directors.

ARTICLE VI
STOCK
Section 6.1    Authorized Shares. The Corporation has authority to issue 750,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $.01 par value per share (“Common Stock”), 250,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”), including those shares of Preferred Stock described in the Exhibits attached hereto. The aggregate par value of all authorized shares of stock having par value is $7,500,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.
Section 6.2    Common Stock. Subject to the provisions of Article VII, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.
Section 6.3    Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.
Section 6.4    Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.
Section 6.5    Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.
ARTICLE VII
RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES
Section 7.1    Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:
Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock. The value of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.
Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.
Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.
Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Charter. The term “Charter” shall mean the charter of the Corporation, as that term is defined in the MGCL.
Code. The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation. The number and value of outstanding shares of Common Stock of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.
Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.
ERISA. The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
ERISA Investor. The term “ERISA Investor” shall mean (i) an employee benefit plan as defined in Section 3(3) of ERISA, whether or not subject to ERISA, or a plan described in section 4975 of the Code (including, without limitation, foreign plans and governmental plans) (each, a “Plan”), (ii) an entity whose underlying assets include (pursuant to the Plan Asset Regulation) the assets of a Plan by reason of the Plan’s direct or indirect investment in such entity, or (iii) an entity that otherwise constitutes a benefit plan investor within the meaning of the Plan Assets Regulation.
Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by these Articles or by the Board of Directors pursuant to Section 7.2.7.
Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to

Section 7.2.7, and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.
Initial Date. The term “Initial Date” shall mean the date upon which the Company completes its initial public offering.
Insignificant Participation Exception. The term “Insignificant Participation Exception” shall mean the exception under the Plan Assets Regulation which provides that an ERISA Investor’s assets will not include any of the underlying assets of an entity in which it invests if at all times less than 25% of the value of each class of equity interests in the entity is held by ERISA Investors as determined under such Plan Assets Regulation.
Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined in good faith by the Board of Directors of the Corporation.
MGCL. The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.
NYSE. The term “NYSE” shall mean the New York Stock Exchange.
Person. The term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.
Plan Assets Regulation. The term “Plan Assets Regulation” shall mean Section 2510.3-101 of the regulations of the Department of Labor.
Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 7.2.1, would Beneficially Own or Constructively Own shares of Capital Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.
REIT. The term “REIT” shall mean a real estate investment trust within the meaning of Section 856 of the Code.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Corporation to qualify as a REIT.
Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.
Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.
Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.
Section 7.2    Capital Stock.
Section 7.2.1 Ownership Limitations.
(a)    Basic Restrictions.
(i)    During the period commencing on the Initial Date and prior to the Restriction Termination Date (1) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.
(ii)    During the period commencing on the Initial Date and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own shares of Capital Stock to the extent that such Beneficial or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).
(iii)    During the period commencing on the Initial Date and prior to the Restriction Termination Date, subject to Section 7.4 hereof, but notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iv)    During the period commencing on the Initial Date and prior to the date that either (1) each class of Capital Stock qualifies as a class of “publicly-offered securities” (within the meaning of Section 2510.3-101(b)(2) of the Plan Assets Regulation) or (2) the Corporation qualifies for another exception to the Plan Assets Regulation (other than the Insignificant Participation Exception), no Transfer shall occur that, if effective, would result in 25% or more of any class of Capital Stock being Beneficially Owned by one or more ERISA Investors.
(b)    Violations of Basic Restrictions. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii) or (iv):
(i)    then, for each such investor except an ERISA Investor, that number of shares of the Capital Stock the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or
(ii)    (1) if the transfer to the Trust described in clause (i) of this Section 7.2.1(b) would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i) or (ii) or (2) if the investor is an ERISA Investor, then, subject to Section 7.4 hereof, the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.
Section 7.2.2    Remedies for Breach. Subject to Section 7.4 hereof, if the Board of Directors of the Corporation or any duly authorized committee thereof shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above for any investor except an ERISA Investor, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or a committee thereof.
Section 7.2.3    Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.
Section 7.2.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:
(a)    every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder in order for the corporation to avoid the imposition of penalties under Section 857(f)(2) of the Internal Revenue Code) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and
(b)    each Person who is a Beneficial or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.
Section 7.2.5    Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s status as a REIT.
Section 7.2.6    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3, or any definition contained in Section 7.1, the Board of Directors of the Corporation shall have the power to determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial or Constructive Ownership of Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Stock based upon the relative number of the shares of Stock held by each such Person.
Section 7.2.7    Exceptions.
(a)    Subject to Section 7.2.1(a)(ii), the Board of Directors of the Corporation, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:
(i)    the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii);
(ii)    such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board of Directors of the Corporation, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii)    such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust or the Transfer of such Capital Stock being void ab initio in accordance with Sections 7.2.1(b) and 7.3.
(b)    Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors of the Corporation may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.
(c)    Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.
(d)    The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit.
(e)    The Board of Directors, upon receipt of a ruling from the Department of Labor or an opinion of counsel in each case to the effect that the Corporation will not fail to qualify for the Insignificant Participation Exception or another applicable exception to the Plan Asset Regulation, may exempt an ERISA Investor from the restriction contained in Section 7.2.1(a)(iv), provided that the Board of Directors obtains such representations and undertakings from such ERISA Investor as are reasonably necessary to ascertain the foregoing.
Section 7.2.8    Increase in Aggregate Stock Ownership and Common Stock Ownership Limits. Subject to Section 7.2.1 (a)(ii), the Board of Directors may from time to time increase the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons; provided, however, that the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit will not be effective for any Person whose percentage ownership in Stock is in excess of such decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit until such time as such Person’s percentage of Stock equals or falls below the decreased Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, but any further acquisition of Stock in excess of such percentage ownership of Stock will be in violation of the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit and, provided further, that the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Stock.
Section 7.2.9    Legend. Each certificate for shares of Capital Stock shall bear substantially the following legend:
The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”) and for certain other purposes under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially or Constructively Own shares of Capital Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons; and (v) no Person may Beneficially Own shares of Capital Stock that would result in 25% or more of any class of the Equity Stock being Beneficially Owned by one or more ERISA Investors until such class qualifies as “publicly offered securities” within the meaning of Section 2510.3-101 of the regulations of the Department of Labor or until another exception to such regulation applies. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries, except if the Beneficial or Constructive Owner of such Capital Stock is an ERISA Investor. A Transfer to an ERISA Investor who attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause such ERISA Investor to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations shall be void ab initio to the extent that such limitation is exceeded. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.
Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.
Section 7.3    Transfer of Capital Stock in Trust.
Section 7.3.1    Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.
Section 7.3.2    Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.
Section 7.3.3    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
Section 7.3.4    Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.
Section 7.3.5    Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.
Section 7.3.6    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.
Section 7.4    NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.
Section 7.5    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.
Section 7.6    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.
ARTICLE VIII
AMENDMENTS
The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation. Any amendment to Section 5.8 or this sentence of the charter shall require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.
ARTICLE IX
LIMITATION OF LIABILITY
To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
THIRD: The restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
FOURTH: The charter is not amended by the foregoing restatement of the charter.
FIFTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing restatement of the charter.

SIXTH: The name and address of the Corporation’s current resident agent is as set forth in Article IV of the foregoing restatement of the charter.
SEVENTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing restatement of the charter.
EIGHTH: The undersigned President acknowledges these Articles of Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this 7th day of August, 2014.

ATTEST:		NORTHSTAR REALTY FINANCE CORP.

/s/ Ronald J. Lieberman	By:	/s/Albert Tylis	(SEAL)
Ronald J. Lieberman		Albert Tylis
Secretary		President

EXHIBIT A
SERIES A PREFERRED STOCK
Under a power contained in the charter (the “Charter”) of NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), the Board of Directors of the Company classified and designated 2,900,000 shares (the “Shares”) of the Preferred Stock, $.01 par value per share (as defined in the Charter), as shares of 8.75% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (“Series A Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:
8.75% Series A Cumulative Redeemable Preferred Stock
Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”), and 2,900,000 shall be the number of shares of Preferred Stock constituting such series.
Section 2. Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Charter” shall mean the charter of the Company.
“Common Stock” shall mean the common stock of the Company, par value $.01 per share.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on or about August 15, 2014; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Periods” shall mean quarterly dividend periods commencing on February 15, May 15, August 15 and November 15, of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each Series A Preferred Stock, which, (i) for Series A Preferred Stock issued prior to August 15, 2014, shall commence on, and include, the date of original issue by the Company of any Series A Preferred Stock and end on and include August 14, 2014; and (ii) for Series A Preferred Stock issued on or after August 15, 2014, shall commence on the Dividend Payment Date with respect to which dividends were actually paid on Series A Preferred Stock that were outstanding immediately preceding the issuance of such Series A Preferred Stock and end on and include the day preceding the first day of the next succeeding Dividend Period).
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Company constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Redemption Price” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Company.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Company as may be designated by the Board of Directors or its designee as the transfer agent for the Series A Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.
“Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $2.1875 per share of Series A Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.75% of the Liquidation Preference per annum). Such dividends with respect to each share of Series A Preferred Stock issued prior to August 15, 2014 shall be cumulative from, and including, the date of original issue by the Company of any share of Series A Preferred Stock and with respect to each share of Series A Preferred Stock issued on or after August 15, 2014 shall be cumulative from the Dividend Payment Date with respect to which dividends were actually paid on shares of Series A Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series A Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Company, in arrears on Dividend Payment Dates, commencing with respect to each share of Series A Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series A Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series A Preferred Stock, as they appear on the share records of the Company at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. If following a Change of Control, the Series A Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, the Annual Dividend Rate will be increased to $2.4375 per share of Series A Preferred Stock (equivalent to a rate of 9.75% of the Liquidation Preference per annum) and the holders of Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of assets legally available for that purpose, dividends payable in cash cumulative from, but excluding, the first date on which both the Change of Control has occurred and the Series A Preferred Stock is not so listed or quoted at the increased Annual Dividend Rate for as long as the Series A Preferred Stock is not so listed or quoted.
(b)     The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.
(c)    So long as any Series A Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series A Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and such Parity Shares.
(d)    So long as any Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, or as permitted under Article VII of the Charter), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series A Preferred Stock and any other Parity Shares of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Shares.
Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series A Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25.00) per share of the Series A Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series A Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series A Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
(b)    Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.
Section 5. Redemption at the Option of the Company. (a) If at any time following a change of control, the Series A Preferred Stock is not listed on the New York Stock Exchange or American Stock Exchange, or quoted on NASDAQ, the Company will have the option to redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared), to the redemption date. A “Change of Control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; (ii) the date the Company sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Company with another entity where the Company’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors.
(b)    Except as otherwise permitted by the Charter and paragraph (a) above, the Series A Preferred Stock shall not be redeemable by the Company prior to September 14, 2011. On and after September 14, 2011, the Company, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)    On and after September 14, 2011, the Series A Preferred Stock shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share of Series A Preferred Stock, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series A Preferred Stock are to be redeemed (a “Redemption Date”) (which may not be before September 14, 2011) shall be selected by the Company, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Company gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.
A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock at their respective addresses as they appear on the Company’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares of Series A Preferred Stock held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.
(d)    Upon any redemption of Series A Preferred Stock, the Company shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series A Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series A Preferred Stock before such Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock called for redemption.
(e)    If full cumulative dividends on the Series A Preferred Stock and any other series or class or classes of Parity Shares of the Company have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series A Preferred Stock may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series A Preferred Stock or any Parity Shares other than in exchange for Junior Shares.
(f)    Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series A Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.
As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares of Series A Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series A Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected by the Company from the outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares of Series A Preferred Stock evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares of Series A Preferred Stock shall be issued without cost to the holder thereof.
Section 6. Reacquired Shares to Be Retired. All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.
Section 7. No Right of Conversion. The Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company at the option of any holder of Series A Preferred Stock.
Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Company’s total liabilities.
Section 9. Ranking. Any class or series of stock of the Company shall be deemed to rank:
(a)    prior to the Series A Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;
(b)    on a parity with the Series A Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series and the Series A Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and

(c)    junior to the Series A Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series A Preferred Stock (“Junior Shares”).
As of the date hereof, 14,920,000 authorized shares of Series B Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock, 8,050,000 authorized shares of Series D Preferred Stock and 10,350,000 authorized shares of Series E Preferred Stock are Parity Shares.
Section 10. Voting. Except as otherwise set forth herein, the Series A Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series A Preferred Stock, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series A Preferred Stock and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Stock and the Voting Preferred Shares to elect such additional director shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the person elected as director by the holders of the Series A Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series A Preferred Stock and the Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Shares for the election of the director to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The director elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the director elected by the holders of the Series A Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. In no event shall the holders of Series A Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Company’s stock is listed.

So long as any Series A Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(a)    Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series A Preferred Stock or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series A Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Company including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Stock, provided that: (1) the Company is the surviving entity and the Series A Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series A Preferred Stock for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series A Preferred Stock (except for changes that do not materially and adversely affect the holders of Series A Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series A Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series A Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Company or in the payment of dividends; provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series A Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series A Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.
Section 11. Information Rights. During any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series A Preferred Stock are outstanding, the Company will (i) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. The Company will mail the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Company were subject to Section 13 or 15(d) of the Securities Exchange Act.
Section 12. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
Section 13. Restrictions on Ownership and Transfer. The Series A Preferred Stock constitute Preferred Stock, and Preferred Stock constitutes Capital Stock of the Company. Therefore, the Series A Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Stock of any other term or provision of the Charter.

EXHIBIT B
SERIES B PREFERRED STOCK

Under a power contained in the charter (the “Charter”) of NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), the Board of Directors of the Company classified and designated 14,920,000 shares (the “Shares”) of the Preferred Stock, $.01 par value per share (as defined in the Charter), as shares of 8.25% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (“Series B Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:
8.25% Series B Cumulative Redeemable Preferred Stock
Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.25% Series B Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series B Preferred Stock”), and 14,920,000 shall be the number of shares of Preferred Stock constituting such series.
Section 2. Definitions. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Charter” shall mean the charter of the Company.
“Common Stock” shall mean the common stock of the Company, par value $.01 per share.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on or about August 15, 2014; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Periods” shall mean quarterly dividend periods commencing on February 15, May 15, August 15 and November 15, of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period with respect to each share of Series B Preferred Stock, which, (i) for Series B Preferred Stock issued prior to

August 15, 2014, shall commence on, and include, the date of original issue by the Company of any Series B Preferred Stock and end on and include August 14, 2014; and (ii) for Series B Preferred Stock issued on or after August 15, 2014, shall commence on the Dividend Payment Date with respect to which dividends were actually paid on Series B Preferred Stock that were outstanding immediately preceding the issuance of such Series B Preferred Stock and end on and include the day preceding the first day of the next succeeding Dividend Period).
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Company constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Parity Shares” shall have the meaning set forth in paragraph (b) of Section 9 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Redemption Price” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series B Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.

“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.

“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Company.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Company as may be designated by the Board of Directors or its designee as the transfer agent for the Series B Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.
“Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.

Section 3. Dividends.
(a)    The holders of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $2.0625 per share of Series B Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.25% of the Liquidation Preference per annum). Such dividends with respect to each share of Series B Preferred Stock issued prior to August 15, 2014 shall be cumulative from, and including, the date of original issue by the Company of any share of Series B Preferred Stock and with respect to each share of Series B Preferred Stock issued on or after August 15, 2014 shall be cumulative from the Dividend Payment Date with respect to which dividends were actually paid on shares of Series B Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series B Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Company, in arrears on Dividend Payment Dates, commencing with respect to each share of Series B Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series B Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series B Preferred Stock, as they appear on the share records of the Company at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. If following a Change of Control, the Series B Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, the Annual Dividend Rate will be increased to $2.3125 per share of Series B Preferred Stock (equivalent to a rate of 9.25% of the Liquidation Preference per annum) and the holders of Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of assets legally available for that purpose, dividends payable in cash cumulative from, but excluding, the first date on which both the Change of Control has occurred and the Series B Preferred Stock is not so listed or quoted at the increased Annual Dividend Rate for as long as the Series B Preferred Stock is not so listed or quoted.
(b)    The amount of dividends payable for each full Dividend Period for the Series B Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series B Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.
(c)    So long as any shares of Series B Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series B Preferred Stock and all dividends authorized and declared upon any other series or class or classes of Parity Shares shall be authorized and declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and such Parity Shares.
(d)    So long as any shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, or as permitted under Article VII of the Charter), for any consideration (or any moneys to be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series B Preferred Stock and any other Parity Shares of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Shares.
Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series B Preferred Stock shall be entitled to receive Twenty-Five Dollars ($25.00) per share of the Series B Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series B Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series B Preferred Stock and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B Preferred Stock and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
(b)    Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series B Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Stock shall not be entitled to share therein.
Section 5. Redemption at the Option of the Company. (a) If at any time following a change of control, the Series B Preferred Stock is not listed on the New York Stock Exchange or American Stock Exchange, or quoted on NASDAQ, the Company will have the option to redeem the Series B Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series B Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared), to the redemption date. A “Change of Control” shall be deemed to have occurred at such time as (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; (ii) the date the Company sells, transfers or otherwise disposes of all or substantially all of its assets; or (iii) the date of the consummation of a merger or share exchange of the Company with another entity where the Company’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).
(b)    Except as otherwise permitted by the Charter and paragraph (a) above, the Series B Preferred Stock shall not be redeemable by the Company prior to February 7, 2012. On and after February 7, 2012, the Company, at its option, may redeem the shares of Series B Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)    On and after February 7, 2012, the Series B Preferred Stock shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share of Series B Preferred Stock, plus any accrued and unpaid dividends to the date fixed for redemption (the “Redemption Price”). Each date on which Series B Preferred Stock are to be redeemed (a “Redemption Date”) (which may not be before February 7, 2012) shall be selected by the Company, shall be specified in the notice of redemption and shall not be less than 30 days or more than 60 days after the date on which the Company gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.
A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock at their respective addresses as they appear on the Company’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares of Series B Preferred Stock held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates evidencing the shares of Series B Preferred Stock are to be surrendered for payment of the Redemption Price; and (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein.
(d)    Upon any redemption of Series B Preferred Stock, the Company shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior and up to the Redemption Date. If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series B Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series B Preferred Stock before such

Dividend Payment Date. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock called for redemption.
(e)     If full cumulative dividends on the Series B Preferred Stock and any other series or class or classes of Parity Shares of the Company have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series B Preferred Stock may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series B Preferred Stock or any Parity Shares other than in exchange for Junior Shares.
(f)    Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series B Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.
As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares of Series B Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series B Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares of Series B Preferred Stock to be redeemed shall be selected by the Company from the outstanding shares of Series B Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares of Series B Preferred Stock evidenced by any certificate are redeemed, then new certificates evidencing the unredeemed shares of Series B Preferred Stock shall be issued without cost to the holder thereof.
Section 6. Reacquired Shares to Be Retired. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.
Section 7. No Right of Conversion. The Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company at the option of any holder of Series B Preferred Stock.
Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Company’s total liabilities.
Section 9. Ranking. Any class or series of stock of the Company shall be deemed to rank:
(a)    prior to the Series B Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;
(b)    on a parity with the Series B Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series B Preferred Stock, if the holders of such class or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (“Parity Shares”); and
(c)    junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series B Preferred Stock (“Junior Shares”).
As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock, 8,050,000 authorized shares of Series D Preferred Stock and 10,350,000 authorized shares of Series E Preferred Stock are Parity Shares.
Section 10. Voting. Except as otherwise set forth herein, the Series B Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Stock or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by one and the holders of Series B Preferred Stock, together with the holders of shares of every other series or class of Parity Shares having like voting rights (shares of any such other series, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series B Preferred Stock and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Stock and the Voting Preferred Shares to elect such additional director shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the person elected as director by the holders of the Series B Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series B Preferred Stock and the Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series B Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series B Preferred Stock and of the Voting Preferred Shares for the election of the director to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series B Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The director elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the director elected by the holders of the Series B Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. In no event shall the holders of Series B Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Company’s stock is listed.
So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of Series B Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(a)    Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series B Preferred Stock or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series B Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Company including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Stock, provided that: (1) the Company is the surviving entity and the Series B Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series B Preferred Stock for other preferred stock or shares having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series B Preferred Stock (except for changes that do not materially and adversely affect the holders of Series B Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series B Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series B Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)    The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series B Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Company or in the payment of dividends;
provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series B Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series B Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series B Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.
Section 11. Information Rights. During any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series B Preferred Stock are outstanding, the Company will (i) transmit by mail to all holders of Series B Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series B Preferred Stock. The Company will mail the information to the holders of Series B Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Company were subject to Section 13 or 15(d) of the Securities Exchange Act.
Section 12. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
Section 13. Restrictions on Ownership and Transfer. The Series B Preferred Stock constitute Preferred Stock, and Preferred Stock constitutes Capital Stock of the Company. Therefore, the Series B Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series B Preferred Stock of any other term or provision of the Charter.

EXHIBIT C
SERIES C PREFERRED STOCK
Under a power contained in the charter (the “Charter”) of NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), the Board of Directors of the Company, classified and designated 5,750,000 shares (the “Shares”) of the Preferred Stock, $.01 par value per share (as defined in the Charter), as shares of 8.875% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series C Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:
8.875% Series C Cumulative Redeemable Preferred Stock
Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.875% Series C Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series C Preferred Stock”), and 5,750,000 shall be the number of shares of Preferred Stock constituting such series.
Section 2. Definitions. For purposes of the Series C Preferred Stock, the following terms shall have the meanings indicated:
“Alternative Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Alternative Form Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series C Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control Conversion Date” shall have the meaning set forth in paragraph (c) of Section 7 hereof.
“Change of Control Conversion Right” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Charter” shall mean the charter of the Company.
“Common Stock” shall mean the common stock of the Company, par value $.01 per share.

“Common Stock Conversion Consideration” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Common Stock Price” shall have the meaning set forth in paragraph (d) of Section 7 hereof.
“Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Conversion Rate” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Depository” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Dividend Parity Stock” shall have the meaning set forth in paragraph (c) of Section 3 hereof.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on August 15, 2014; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall instead be paid on the first Business Day immediately following such Dividend Payment Date without any adjustment to the amount of the dividend due on that Dividend Payment Date on account of such delay.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Period” shall mean a quarterly dividend period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date (other than the initial Dividend Period with respect to each share of Series C Preferred Stock, which, (i) for shares of Series C Preferred Stock issued prior to August 15, 2014, shall commence on, and include, the date of original issue by the Company of any Series C Preferred Stock and end on, but exclude, the first Dividend Payment Date; and (ii) for shares of Series C Preferred Stock issued on or after August 15, 2014, shall commence on, and include, the Dividend Payment Date with respect to which dividends were actually paid on Series C Preferred Stock that were outstanding immediately preceding the issuance of such Series C Preferred Stock and end on, but exclude, the next succeeding Dividend Payment Date).
“DTC” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Exchange Cap” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Company constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Preferred Directors” shall have the meaning set forth in Section 10 hereof.

“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Securities Exchange Act” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series C Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share.
“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Company.
“Share Cap” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Share Split” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Company as may be designated by the Board of Directors or its designee as the transfer agent for the Series C Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.
“Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $2.21875 per share of Series C Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.875% of the Liquidation Preference per annum). Such dividends with respect to each share of Series C Preferred Stock issued prior to August 15, 2014 shall be cumulative from, and including, the date of original issue by the Company of any share of Series C Preferred Stock and with respect to each share of Series C Preferred Stock issued on or after August 15, 2014 shall be cumulative from, and including, the Dividend Payment Date with respect to which dividends were actually paid on shares of Series C Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series C Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Company, in arrears on Dividend Payment Dates, commencing with respect to each share of Series C Preferred Stock on the first

Dividend Payment Date following issuance of such shares of Series C Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series C Preferred Stock, as they appear on the share records of the Company at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable for each full Dividend Period for the Series C Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.
(c)    So long as any shares of Series C Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of capital stock of the Company ranking on a parity with the Series C Preferred Stock as to payment of dividends (“Dividend Parity Stock”) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series C Preferred Stock and all dividends authorized and declared upon any series or class or classes of Dividend Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series C Preferred Stock and such Dividend Parity Stock.
(d)    So long as any shares of Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than (i) a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Junior Shares for or into other Junior Shares, or (iv) the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series C Preferred Stock and any Dividend Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Dividend Parity Stock.
Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior

Shares, the holders of Series C Preferred Stock shall be entitled to receive $25.00 per share of the Series C Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series C Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other capital stock of the Company ranking on a parity with the Series C Preferred Stock as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series C Preferred Stock and any such other stock ratably in accordance with the respective amounts that would be payable on such Series C Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
(b)    Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series C Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series C Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.
Section 5. Redemption at the Option of the Company.
(a)Notwithstanding anything to the contrary contained in Section 7(a), upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 90 days’ written notice, redeem the Series C Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (the “Redemption Price”); provided that, if the Redemption Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, no additional amount for such accrued and unpaid dividend will be included in the Redemption Price and the dividend payments on such Dividend Payment Date shall be made pursuant to Section 5(d). If, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock pursuant to this Section 5, the holders of Series C Preferred Stock will not have the Change of Control Conversion Right (as hereinafter defined) with respect to the shares called for redemption. If the Company elects to redeem any shares of Series C Preferred Stock as described in this Section 5(a), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source. A “Change of Control” shall be deemed to have occurred at such time as (i) (A) the date a “person”, including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; or (B) the date of the consummation of a merger or share exchange of the Company with another entity where the Company’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange, and (ii) following the closing of any transaction referred to in clause (i), neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).
(b)Except as otherwise permitted by the Charter and paragraph (a) above, the Series C Preferred Stock shall not be redeemable by the Company prior to October 11, 2017. On and after October 11, 2017, the Company, at its option, may redeem the shares of Series C Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)On and after October 11, 2017, the Series C Preferred Stock shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at the Redemption Price. Each date on which Series C Preferred Stock are to be redeemed (a “Redemption Date”) shall be selected by the Company, shall be specified in the notice of redemption and shall not be less than 30 days or more than 90 days after the date on which the Company gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.
A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series C Preferred Stock at their respective addresses as they appear on the Company’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective or not given (unless such a holder elects to tender such holder’s shares). Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares of Series C Preferred Stock held by such holder are to be redeemed, the number of such shares of Series C Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates representing the shares of Series C Preferred Stock are to be surrendered for payment of the Redemption Price, if any of such shares are certificated; (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein; and (vi) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series C Preferred Stock being so called for redemption will not be able to tender such shares of Series C Preferred Stock for conversion in connection with the Change of Control and that each share of Series C Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Company elects to redeem Series C Preferred Stock pursuant to Section 5(b) and Article VII of the Charter to preserve its REIT qualification for federal income tax purposes.
(d)If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series C Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series C Preferred

Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series C Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Redemption Price and in this Section 5(d), the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock called for redemption.
(e)If full cumulative dividends for all past dividend periods on the Series C Preferred Stock and any series or class or classes of Dividend Parity Stock of the Company have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series C Preferred Stock may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series C Preferred Stock or any capital stock of the Company ranking on a parity with the Series C Preferred Stock as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Shares.
(f)Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series C Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.
As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series C Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares of Series C Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series C Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares of Series C Preferred Stock to be redeemed shall be selected by the Company from the outstanding shares of Series C Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares of Series C Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Series C Preferred Stock shall be issued without cost to the holder thereof.
Section 6. Reacquired Shares to Be Retired. All shares of Series C Preferred Stock that have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.
Section 7. Conversion Rights. Except as provided in this Section 7, the Series C Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company at the option of any holder of Series C Preferred Stock.

(a)Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock held by such holder pursuant to Section 5, in which case such holder will have the right only with respect to shares of Series C Preferred Stock that are not called for redemption) to convert each of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the Liquidation Preference per share of Series C Preferred Stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date for the Series C Preferred Stock, in which case no additional amount for such accrued and unpaid dividends shall be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 7.69231 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right shall not exceed the product of the Share Cap times the aggregate number of shares of the Series C Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
(c)The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which shall be a Business Day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series C Preferred Stock.
(d)The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Common Stock is not then listed for trading on a U.S. securities exchange.
(e)In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the

“Alternative Form Consideration”), a holder of Series C Preferred Stock shall receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)No fractional shares of Common Stock shall be issued upon the conversion of the Series C Preferred Stock in connection with a Change of Control. Instead, holders shall be entitled to receive the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h)Within 15 days following the occurrence of a Change of Control, provided that the Company has not then exercised its right to redeem all shares of Series C Preferred Stock pursuant to Section 5, the Company shall provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series C Preferred Stock in their addresses as they appear on the stock transfer records of the Company and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem all or any shares of Series C Preferred Stock, holders will not be able to convert the shares of Series C Preferred Stock called for redemption and such shares will be redeemed on the related Redemption Date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series C Preferred Stock; (ix) the procedures that the holders of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series C Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
(i)The Company shall also issue a press release containing such notice provided for in Section 7(h) for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) to the holders of Series C Preferred Stock.

(j)To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificate(s), if any, representing the shares of Series C Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series C Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series C Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Company, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series C Preferred Stock to be converted; and (iii) that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.
(k)Holders of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Company prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series C Preferred Stock; (ii) if certificated shares of Series C Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and (iii) the number of shares of Series C Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
(m)Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Company has provided notice of its election to redeem some or all of the shares of Series C Preferred Stock pursuant to Section 5, in which case only the shares of Series C Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Company elects to redeem shares of Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series C Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable Redemption Date the Redemption Price as provided in Section 5.
(n)The Company shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o)Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock shall be entitled to convert such Series C Preferred Stock into shares of Common Stock or the Alternative Conversion Consideration, as the case may be, to the extent that receipt of such Common Stock or the Alternative Conversion Consideration would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in the Charter or this Articles Supplementary or the governing document of the surviving entity, as the case may be, unless the Company provides an exemption from this limitation to such holder pursuant to the Charter and this Articles Supplementary or the governing document of the surviving entity.

(p)Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Company shall make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.
Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Company’s total liabilities.
Section 9. Ranking. Any class or series of stock of the Company shall be deemed to rank:
(a)prior to the Series C Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Stock;
(b)on a parity with the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series C Preferred Stock, if the holders of such class or series and the Series C Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and
(c)junior to the Series C Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series C Preferred Stock (“Junior Shares”).
As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 14,900,000 authorized shares of Series B Preferred Stock, 8,050,000 authorized shares of Series D Preferred Stock and 10,350,000 authorized shares of Series E Preferred Stock rank on a parity with the Series C Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.
Section 10. Voting. Except as otherwise set forth herein, the Series C Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series C Preferred Stock, together with the holders of shares of every series or class of Dividend Parity Stock having like voting rights (shares of any such series or class, including the Series A Preferred Stock and the Series B Preferred Stock (notwithstanding the fact that the terms of the Series A Preferred Stock and the Series B Preferred Stock only provide for the election of one such director), the Series D Preferred Stock and the Series E Preferred Stock, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two additional directors (the “Preferred Directors”) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series C Preferred Stock and the Voting Preferred Shares called as hereinafter provided. For the avoidance of doubt, in the election of both Preferred Directors, any outstanding shares of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series C Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and other Voting Preferred Shares shall be required to elect a Preferred Director. Whenever all arrears in dividends on the Series C Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Stock and the Voting Preferred Shares to elect such two additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as director, by the holders of the Series C Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series C Preferred Stock and the Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series C Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series C Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series C Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series C Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. In no event shall the holders of Series C Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Company’s stock is listed.
So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of Series C Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(a)Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary (whether by merger, consolidation or otherwise) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock or the Voting Preferred

Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series C Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series C Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Company including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Stock, provided that: (1) the Company is the surviving entity and the Series C Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series C Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series C Preferred Stock (except for changes that do not materially and adversely affect the holders of Series C Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series C Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of the Series C Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series C Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Company or in the payment of dividends;
provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series C Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series C Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.
For purposes of determining the voting rights of the holders of the Series C Preferred Stock under this Section 10, each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series C Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series C Preferred Stock and any Voting Preferred Shares has been cast or given on any matter on which the holders of shares of the Series C Preferred Stock are entitled to vote shall be determined by the Company by reference to the specified liquidation amounts of the shares voted or covered by the consent.
Section 11. Information Rights. During any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series C Preferred Stock are outstanding, the Company will (i) transmit by mail to all holders of Series C Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series C Preferred Stock. The Company will mail the information to the holders of Series C Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Company were subject to Section 13 or 15(d) of the Securities Exchange Act.
Section 12. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series C Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
Section 13. Restrictions on Ownership and Transfer. The Series C Preferred Stock constitutes Preferred Stock, and Preferred Stock constitutes Capital Stock of the Company. Therefore, the Series C Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series C Preferred Stock of any other term or provision of the Charter.

EXHIBIT D
SERIES D PREFERRED STOCK
Under a power contained in the charter (the “Charter”) NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), the Board of Directors of the Company, classified and designated 8,050,000 shares (the “Shares”) of the Preferred Stock, $.01 par value per share (as defined in the Charter), as shares of 8.500% Series D Cumulative Redeemable -Preferred Stock, liquidation preference $25.00 per share (the “Series D Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:
8.500% Series D Cumulative Redeemable Preferred Stock
Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.500% Series D Cumulative Redeemable -Preferred Stock, liquidation preference $25.00 per share (the “Series D Preferred Stock”), and 8,050,000 shall be the number of shares of Preferred Stock constituting such series.
Section 2. Definitions. For purposes of the Series D Preferred Stock, the following terms shall have the meanings indicated:
“Alternative Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Alternative Form Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series D Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control Conversion Date” shall have the meaning set forth in paragraph (c) of Section 7 hereof.
“Change of Control Conversion Right” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Charter” shall mean the charter of the Company.
“Common Stock” shall mean the common stock of the Company-, par value $.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Common Stock Price” shall have the meaning set forth in paragraph (d) of Section 7 hereof.

“Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Conversion Rate” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Depository” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Dividend Parity Stock” shall have the meaning set forth in paragraph (c) of Section 3 hereof.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on August 15, 2014; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall instead be paid on the first Business Day immediately following such Dividend Payment Date without any adjustment to the amount of the dividend due on that Dividend Payment Date on account of such delay.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Period” shall mean a quarterly dividend period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date (other than the initial Dividend Period with respect to each share of Series D Preferred Stock, which, (i) for shares of Series D Preferred Stock issued prior to August 15, 2014, shall commence on, and include, the date of original issue by the Company of any Series D Preferred Stock and end on, but exclude, the first Dividend Payment Date; and (ii) for shares of Series D Preferred Stock issued on or after August 15, 2014, shall commence on, and include, the Dividend Payment Date with respect to which dividends were actually paid on Series D Preferred Stock that were outstanding immediately preceding the issuance of such Series D Preferred Stock and end on, but exclude, the next succeeding Dividend Payment Date).
“DTC” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Exchange Cap” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Company constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Preferred Directors” shall have the meaning set forth in Section 10 hereof.
“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Securities Exchange Act” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.

“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series D Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Series E Preferred Stock” shall mean the 8.75% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Company.
“Share Cap” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Share Split” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Company as may be designated by the Board of Directors or its designee as the transfer agent for the Series D Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.
“Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series D Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $2.125 per share of Series D Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.500% of the Liquidation Preference per annum). Such dividends with respect to each share of Series D Preferred Stock issued prior to August 15, 2014 shall be cumulative from, and including, the date of original issue by the Company of any share of Series D Preferred Stock and with respect to each share of Series D Preferred Stock issued on or after August 15, 2014 shall be cumulative from, and including, the Dividend Payment Date with respect to which dividends were actually paid on shares of Series D Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series D Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Company, in arrears on Dividend Payment Dates, commencing with respect to each share of Series D Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series D Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series D Preferred Stock, as they appear on the share records of the Company at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable for each full Dividend Period for the Series D Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series D Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.
(c)    So long as any shares of Series D Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of capital stock of the Company ranking on a parity with the Series D Preferred Stock as to payment of dividends (“Dividend Parity Stock”) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series D Preferred Stock and all dividends authorized and declared upon any series or class or classes of Dividend Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series D Preferred Stock and such Dividend Parity Stock.
(d)    So long as any shares of Series D Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than (i) a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Junior Shares for or into other Junior Shares, or (iv) the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series D Preferred Stock and any Dividend Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series D Preferred Stock and all past dividend periods with respect to such Dividend Parity Stock.
Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series D Preferred Stock shall be entitled to receive $25.00 per share of the Series D Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series D Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other capital stock of the Company ranking on a parity with the Series D Preferred Stock as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series D Preferred Stock and any such other stock ratably in accordance with the respective amounts that would be payable on such Series D Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
(b)    Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series D Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series D Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock shall not be entitled to share therein.
Section 5. Redemption at the Option of the Company.
(a)Notwithstanding anything to the contrary contained in Section 7(a), upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 90 days’ written notice, redeem the Series D Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (the “Redemption Price”); provided that, if the Redemption Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, no additional amount for such accrued and unpaid dividend will be included in the Redemption Price and the dividend payments on such Dividend Payment Date shall be made pursuant to Section 5(d). If, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series D Preferred Stock pursuant to this Section 5, the holders of Series D Preferred Stock will not have the Change of Control Conversion Right (as hereinafter defined) with respect to the shares called for redemption. If the Company elects to redeem any shares of Series D Preferred Stock as described in this Section 5(a), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source. A “Change of Control” shall be deemed to have occurred at such time as (i) (A) the date a “person”, including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; or (B) the date of the consummation of a merger or share exchange of the Company with another entity where the Company’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange, and (ii) following the closing of any transaction referred to in clause (i), neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).

(b)Except as otherwise permitted by the Charter and paragraph (a) above, the Series D Preferred Stock shall not be redeemable by the Company prior to April 10, 2018. On and after April 10, 2018, the Company, at its option, may redeem the shares of Series D Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)On and after April 10, 2018, the Series D Preferred Stock shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at the Redemption Price. Each date on which Series D Preferred Stock are to be redeemed (a “Redemption Date”) shall be selected by the Company, shall be specified in the notice of redemption and shall not be less than 30 days or more than 90 days after the date on which the Company gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.
A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series D Preferred Stock at their respective addresses as they appear on the Company’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series D Preferred Stock except as to the holder to whom notice was defective or not given (unless such a holder elects to tender such holder’s shares). Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares of Series D Preferred Stock held by such holder are to be redeemed, the number of such shares of Series D Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates representing the shares of Series D Preferred Stock are to be surrendered for payment of the Redemption Price, if any of such shares are certificated; (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein; and (vi) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series D Preferred Stock being so called for redemption will not be able to tender such shares of Series D Preferred Stock for conversion in connection with the Change of Control and that each share of Series D Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Company elects to redeem Series D Preferred Stock pursuant to Section 5(b) and Article VII of the Charter to preserve its REIT qualification for federal income tax purposes.
(d)If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series D Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series D Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series D Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Redemption Price and in this Section 5(d), the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Stock called for redemption.
(e)If full cumulative dividends for all past dividend periods on the Series D Preferred Stock and any series or class or classes of Dividend Parity Stock of the Company have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series D Preferred Stock may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series D Preferred Stock or any capital stock of the Company ranking on a parity with the Series D Preferred Stock as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Shares.

(f)Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series D Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.
As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series D Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares of Series D Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series D Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed, the shares of Series D Preferred Stock to be redeemed shall be selected by the Company from the outstanding shares of Series D Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the shares of Series D Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Series D Preferred Stock shall be issued without cost to the holder thereof.
Section 6. Reacquired Shares to Be Retired. All shares of Series D Preferred Stock that have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.
Section 7. Conversion Rights. Except as provided in this Section 7, the Series D Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company at the option of any holder of Series D Preferred Stock.
(a)Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series D Preferred Stock held by such holder pursuant to Section 5, in which case such holder will have the right only with respect to shares of Series D Preferred Stock that are not called for redemption) to convert each of the Series D Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the Liquidation Preference per share of Series D Preferred Stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date for the Series D Preferred Stock, in which case no additional amount for such accrued and unpaid dividends shall be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 5.2966 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.
(b)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right shall not exceed the product of the Share Cap times the aggregate number of shares of the Series D Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
(c)The “Change of Control Conversion Date” is the date the Series D Preferred Stock is to be converted, which shall be a Business Day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series D Preferred Stock.
(d)The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Common Stock is not then listed for trading on a U.S. securities exchange.
(e)In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series D Preferred Stock shall receive upon conversion of such Series D Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)No fractional shares of Common Stock shall be issued upon the conversion of the Series D Preferred Stock in connection with a Change of Control. Instead, holders shall be entitled to receive the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h)Within 15 days following the occurrence of a Change of Control, provided that the Company has not then exercised its right to redeem all shares of Series D Preferred Stock pursuant to Section 5, the Company shall provide to holders of Series D Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series D Preferred Stock in their addresses as they appear on the stock transfer records of the Company and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series D Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem all or any shares of Series D Preferred Stock, holders will not be able to convert the shares of Series D Preferred Stock called for redemption and such shares will be redeemed on the related Redemption Date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series D Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series D Preferred Stock; (ix) the procedures that the holders of Series D Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series D Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
(i)The Company shall also issue a press release containing such notice provided for in Section 7(h) for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) to the holders of Series D Preferred Stock.
(j)To exercise the Change of Control Conversion Right, the holders of Series D Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificate(s), if any, representing the shares of Series D Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series D Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series D Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Company, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series D Preferred Stock to be converted; and (iii) that the Series D Preferred Stock is to be converted pursuant to the applicable provisions of the Series D Preferred Stock.

(k)Holders of Series D Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Company prior to the close of business on the Business Day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series D Preferred Stock; (ii) if certificated shares of Series D Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series D Preferred Stock; and (iii) the number of shares of Series D Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series D Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
(m)Series D Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Company has provided notice of its election to redeem some or all of the shares of Series D Preferred Stock pursuant to Section 5, in which case only the shares of Series D Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Company elects to redeem shares of Series D Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series D Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable Redemption Date the Redemption Price as provided in Section 5.
(n)The Company shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o)Notwithstanding any other provision of the Series D Preferred Stock, no holder of Series D Preferred Stock shall be entitled to convert such Series D Preferred Stock into shares of Common Stock or the Alternative Conversion Consideration, as the case may be, to the extent that receipt of such Common Stock or the Alternative Conversion Consideration would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in the Charter or this Articles Supplementary or the governing document of the surviving entity, as the case may be, unless the Company provides an exemption from this limitation to such holder pursuant to the Charter and this Articles Supplementary or the governing document of the surviving entity.
(p)Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series D Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Company shall make no allowance for unpaid dividends that are not in arrears on the shares of Series D Preferred Stock to be converted.
Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Company’s total liabilities.
Section 9. Ranking. Any class or series of stock of the Company shall be deemed to rank:
(a)prior to the Series D Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Stock;
(b)on a parity with the Series D Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series D Preferred Stock, if the holders of such class or series and the Series D Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and
(c)junior to the Series D Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series D Preferred Stock (“Junior Shares”).
As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 14,900,000 authorized shares of Series B Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock and 10,350,000 authorized shares of Series E Preferred Stock rank on a parity with the Series D Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.
Section 10. Voting. Except as otherwise set forth herein, the Series D Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D Preferred Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series D Preferred Stock, together with the holders of shares of every series or class of Dividend Parity Stock having like voting rights (shares of any such series or class, including the Series A Preferred Stock and the Series B Preferred Stock (notwithstanding the fact that the terms of the Series A Preferred Stock and the Series B Preferred Stock only provide for the election of one such director), the Series C Preferred Stock and the Series E Preferred Stock, the “Voting Preferred Shares”), voting as a single class regardless of series, shall be entitled to elect two additional directors (the “Preferred Directors”) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series D Preferred Stock and the Voting Preferred Shares called as hereinafter provided. For the avoidance of doubt, in the election of both Preferred Directors, any outstanding shares of Series D Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series E Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series D Preferred Stock, Series A Preferred Stock, Series B Preferred

Stock, Series C Preferred Stock, the Series E Preferred Stock and other Voting Preferred Shares shall be required to elect a Preferred Director. Whenever all arrears in dividends on the Series D Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D Preferred Stock and the Voting Preferred Shares to elect such two additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as director, by the holders of the Series D Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series D Preferred Stock and the Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series D Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series D Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series D Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series D Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. In no event shall the holders of Series D Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Company’s stock is listed.
So long as any shares of Series D Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of Series D Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(a)Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary (whether by merger, consolidation or otherwise) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series D Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series D Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Company including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Stock, provided that: (1) the Company is the surviving entity and the Series D Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series D Preferred

Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series D Preferred Stock (except for changes that do not materially and adversely affect the holders of Series D Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of the Series D Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series D Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Company or in the payment of dividends;
provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series D Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series D Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.
For purposes of determining the voting rights of the holders of the Series D Preferred Stock under this Section 10, each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series D Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series D Preferred Stock and any Voting Preferred Shares has been cast or given on any matter on which the holders of shares of the Series D Preferred Stock are entitled to vote shall be determined by the Company by reference to the specified liquidation amounts of the shares voted or covered by the consent.
Section 11. Information Rights. During any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series D Preferred Stock are outstanding, the Company will (i) transmit by mail to all holders of Series D Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series D Preferred Stock. The Company will mail the information to the holders of Series D Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Company were subject to Section 13 or 15(d) of the Securities Exchange Act.
Section 12. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series D Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
Section 13. Restrictions on Ownership and Transfer. The Series D Preferred Stock constitutes Preferred Stock, and Preferred Stock constitutes Capital Stock of the Company. Therefore, the

Series D Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital Stock. The foregoing sentence shall not be construed to limit the applicability to the Series D Preferred Stock of any other term or provision of the Charter.

EXHIBIT E
SERIES E PREFERRED STOCK
Under a power contained in the charter (the “Charter”) of NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), the Board of Directors of the Company, classified and designated 10,350,000 shares (the “Shares”) of the Preferred Stock, $.01 par value per share (as defined in the Charter), as shares of 8.75% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series E Preferred Stock”), with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption set forth below, which upon any restatement of the Charter, shall be deemed to be part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:
8.75% Series E Cumulative Redeemable Preferred Stock
Section 1. Number of Shares and Designation. This series of Preferred Stock shall be designated as 8.75% Series E Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Series E Preferred Stock”), and 10,350,000 shall be the number of shares of Preferred Stock constituting such series.
Section 2. Definitions. For purposes of the Series E Preferred Stock, the following terms shall have the meanings indicated:
“Alternative Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Alternative Form Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Annual Dividend Rate” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Board of Directors” shall mean the Board of Directors of the Company or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series E Preferred Stock.
“Business Day” shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
“Change of Control Conversion Date” shall have the meaning set forth in paragraph (c) of Section 7 hereof.
“Change of Control Conversion Right” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Change of Control” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Charter” shall mean the charter of the Company.
“Common Stock” shall mean the common stock of the Company-, par value $.01 per share.
“Common Stock Conversion Consideration” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Common Stock Price” shall have the meaning set forth in paragraph (d) of Section 7 hereof.

“Conversion Consideration” shall have the meaning set forth in paragraph (e) of Section 7 hereof.
“Conversion Rate” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Depository” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Dividend Parity Stock” shall have the meaning set forth in paragraph (c) of Section 3 hereof.
“Dividend Payment Date” shall mean February 15, May 15, August 15 and November 15, of each year, commencing on August 15, 2014; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall instead be paid on the first Business Day immediately following such Dividend Payment Date without any adjustment to the amount of the dividend due on that Dividend Payment Date on account of such delay.
“Dividend Payment Record Date” shall have the meaning set forth in paragraph (a) of Section 3 hereof.
“Dividend Period” shall mean a quarterly dividend period commencing on, and including, a Dividend Payment Date and ending on, but excluding, the next succeeding Dividend Payment Date (other than the initial Dividend Period with respect to each share of Series E Preferred Stock, which, (i) for shares of Series E Preferred Stock issued prior to August 15, 2014, shall commence on, and include, the date of original issue by the Company of any Series E Preferred Stock and end on, but exclude, the first Dividend Payment Date; and (ii) for shares of Series E Preferred Stock issued on or after August 15, 2014, shall commence on, and include, the Dividend Payment Date with respect to which dividends were actually paid on Series E Preferred Stock that were outstanding immediately preceding the issuance of such Series E Preferred Stock and end on, but exclude, the next succeeding Dividend Payment Date).
“DTC” shall have the meaning set forth in paragraph (l) of Section 7 hereof.
“Exchange Cap” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Junior Shares” shall mean the Common Stock and any other class or series of stock of the Company constituting junior shares of stock within the meaning set forth in paragraph (c) of Section 9 hereof.
“Liquidation Preference” shall have the meaning set forth in paragraph (a) of Section 4 hereof.
“Person” shall mean any individual, firm, partnership, corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
“Preferred Directors” shall have the meaning set forth in Section 10 hereof.
“Redemption Date” shall have the meaning set forth in paragraph (c) of Section 5 hereof.
“Redemption Price” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Securities Exchange Act” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
“Series A Preferred Stock” shall mean the 8.75% Series A Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.

“Series B Preferred Stock” shall mean the 8.25% Series B Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series C Preferred Stock” shall mean the 8.875% Series C Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series D Preferred Stock” shall mean the 8.500% Series D Cumulative Redeemable Preferred Shares of Stock, liquidation preference $25.00 per share.
“Series E Preferred Stock” shall have the meaning set forth in Section 1 hereof.
“Set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of shares of stock of the Company.
“Share Cap” shall have the meaning set forth in paragraph (a) of Section 7 hereof.
“Share Split” shall have the meaning set forth in paragraph (b) of Section 7 hereof.
“Transfer Agent” means American Stock Transfer & Trust Company, New York, New York, or such other agent or agents of the Company as may be designated by the Board of Directors or its designee as the transfer agent for the Series E Preferred Stock.
“Voting Preferred Shares” shall have the meaning set forth in Section 10 hereof.
“Voting Stock” shall have the meaning set forth in paragraph (a) of Section 5 hereof.
Section 3. Dividends. (a) The holders of Series E Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Company out of assets legally available for that purpose, dividends payable in cash at the rate per annum of $2.1875 per share of Series E Preferred Stock (the “Annual Dividend Rate”) (equivalent to a rate of 8.75% of the Liquidation Preference per annum). Such dividends with respect to each share of Series E Preferred Stock issued prior to August 15, 2014 shall be cumulative from, and including, the date of original issue by the Company of any share of Series E Preferred Stock and with respect to each share of Series E Preferred Stock issued on or after August 15, 2014 shall be cumulative from, and including, the Dividend Payment Date with respect to which dividends were actually paid on shares of Series E Preferred Stock that were outstanding immediately preceding the issuance of such shares of Series E Preferred Stock, whether or not in any Dividend Period or Periods there shall be assets of the Company legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Directors and declared by the Company, in arrears on Dividend Payment Dates, commencing with respect to each share of Series E Preferred Stock on the first Dividend Payment Date following issuance of such shares of Series E Preferred Stock. Dividends are cumulative from the most recent Dividend Payment Date to which dividends have been paid, whether or not in any Dividend Period or Periods there shall be assets legally available therefor. Each such dividend shall be payable in arrears to the holders of record of the Series E Preferred Stock, as they appear on the share records of the Company at the close of business on such record dates, not more than 30 days preceding the applicable Dividend Payment Date (the “Dividend Payment Record Date”), as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be authorized and declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors.
(b)    The amount of dividends payable for each full Dividend Period for the Series E Preferred Stock shall be computed by dividing the Annual Dividend Rate by four. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series E Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series E Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.
(c)    So long as any shares of Series E Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized and declared or paid or set apart for payment on any series or class or classes of capital stock of the Company ranking on a parity with the Series E Preferred Stock as to payment of dividends (“Dividend Parity Stock”) for any period unless full cumulative dividends have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for such payment on the Series E Preferred Stock for all past Dividend Periods. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends authorized and declared upon Series E Preferred Stock and all dividends authorized and declared upon any series or class or classes of Dividend Parity Stock shall be authorized and declared ratably in proportion to the respective amounts of dividends accrued and unpaid on the Series E Preferred Stock and such Dividend Parity Stock.
(d)    So long as any shares of Series E Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Shares) shall be authorized and declared or paid or set apart for payment or other distribution authorized and declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than (i) a redemption, purchase or other acquisition of Common Stock made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary, (ii) pursuant to Article VII of the Charter, (iii) as a result of a reclassification of such Junior Shares for or into other Junior Shares, or (iv) the purchase of fractional interests in Junior Shares pursuant to the conversion or exchange provisions of any securities convertible into or exchangeable for such Junior Shares), for any consideration (or any monies to be paid to or made available for a sinking fund for the redemption of any such shares) by the Company, directly or indirectly (except by conversion into or exchange for Junior Shares), unless in each case the full cumulative dividends on all outstanding Series E Preferred Stock and any Dividend Parity Stock of the Company shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series E Preferred Stock and all past dividend periods with respect to such Dividend Parity Stock.
Section 4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any payment or distribution of the assets of the Company (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of Series E Preferred Stock shall be entitled to receive $25.00 per share of the Series E Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holder; but such holders of Series E Preferred Stock shall not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of Series E Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other capital stock of the Company ranking on a parity with the Series E Preferred Stock as to such distribution, then such assets, or the proceeds thereof, shall be distributed among the holders of such Series E Preferred Stock and any such other stock ratably in accordance with the respective amounts that would be payable on such Series E Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Company with one or more entities, (ii) a statutory share exchange and (iii) a sale or transfer of all or substantially all of the Company’s assets shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
(b)    Subject to the rights of the holders of shares of any series or class or classes of shares of stock ranking on a parity with or prior to the Series E Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series E Preferred Stock, as provided in this Section 4, any series or class or classes of Junior Shares shall, subject to any respective terms and provisions applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock shall not be entitled to share therein.
Section 5. Redemption at the Option of the Company.
(a)Notwithstanding anything to the contrary contained in Section 7(a), upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 90 days’ written notice, redeem the Series E Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption (the “Redemption Price”); provided that, if the Redemption Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, no additional amount for such accrued and unpaid dividend will be included in the Redemption Price and the dividend payments on such Dividend Payment Date shall be made pursuant to Section 5(d). If, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series E Preferred Stock pursuant to this Section 5, the holders of Series E Preferred Stock will not have the Change of Control Conversion Right (as hereinafter defined) with respect to the shares called for redemption. If the Company elects to redeem any shares of Series E Preferred Stock as described in this Section 5(a), it may use any available cash to pay the Redemption Price, and it will not be required to pay the Redemption Price only out of the proceeds from the issuance of other equity securities or any other specific source. A “Change of Control” shall be deemed to have occurred at such time as (i) (A) the date a “person”, including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; or (B) the date of the consummation of a merger or share exchange of the Company with another entity where the Company’s stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of the Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange, and (ii) following the closing of any transaction referred to in clause (i), neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange. “Voting Stock” shall mean stock of any class or kind having the power to vote generally in the election of directors. Any redemption pursuant to this Section 5(a) shall follow generally the procedures set forth in the second paragraph of Section 5(c).

(b)Except as otherwise permitted by the Charter and paragraph (a) above, the Series E Preferred Stock shall not be redeemable by the Company prior to May 15, 2019. On and after May 15, 2019, the Company, at its option, may redeem the shares of Series E Preferred Stock, in whole or in part, as set forth herein, subject to the provisions described below.
(c)On and after May 15, 2019, the Series E Preferred Stock shall be redeemable at the option of the Company, in whole or in part, at any time or from time to time, at the Redemption Price. Each date on which Series E Preferred Stock are to be redeemed (a “Redemption Date”) shall be selected by the Company, shall be specified in the notice of redemption and shall not be less than 30 days or more than 90 days after the date on which the Company gives, or causes to be given, notice of redemption by mail pursuant to the next paragraph.
A notice of redemption (which may be contingent on the occurrence of a future event) shall be mailed, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to the respective holders of record of the Series E Preferred Stock at their respective addresses as they appear on the Company’s share transfer records. A failure to give such notice or any defect in the notice or in its mailing shall not affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective or not given (unless such a holder elects to tender such holder’s shares). Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares of Series E Preferred Stock held by such holder are to be redeemed, the number of such shares of Series E Preferred Stock to be redeemed from such holder; (iv) the place or places where the certificates representing the shares of Series E Preferred Stock are to be surrendered for payment of the Redemption Price, if any of such shares are certificated; (v) that distributions on the shares to be redeemed will cease to accrue on such Redemption Date except as otherwise provided herein; and (vi) if such redemption is being made in connection with a Change of Control, that the holders of the shares of Series E Preferred Stock being so called for redemption will not be able to tender such shares of Series E Preferred Stock for conversion in connection with the Change of Control and that each share of Series E Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date. Notwithstanding the foregoing, no notice of redemption will be required where the Company elects to redeem Series E Preferred Stock pursuant to Section 5(b) and Article VII of the Charter to preserve its REIT qualification for federal income tax purposes.
(d)If the Redemption Date falls after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Stock at the close of business on such Dividend Payment Record Date shall be entitled to the dividend payable on such Series E Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption of such Series E Preferred Stock before such Dividend Payment Date. Except as provided in calculating the Redemption Price and in this Section 5(d), the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock called for redemption.
(e)If full cumulative dividends for all past dividend periods on the Series E Preferred Stock and any series or class or classes of Dividend Parity Stock have not been paid or declared and set apart for payment, except as otherwise permitted under the Charter, the Series E Preferred Stock may not be redeemed in part and the Company may not purchase, redeem or otherwise acquire Series E Preferred Stock or any capital stock of the Company ranking on a parity with the Series E Preferred Stock as to payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, other than in exchange for Junior Shares.

(f)Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall fail to make available the amount of cash necessary to effect such redemp-tion), (i) except as otherwise provided herein, dividends on the shares of Series E Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series E Preferred Stock of the Company shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Company’s obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, or in Baltimore, Maryland and that has, or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, the cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holder of Series E Preferred Stock to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.
As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series E Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares of Series E Preferred Stock shall be exchanged for the cash (without interest thereon) for which such shares of Series E Preferred Stock have been redeemed. If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed, the shares of Series E Preferred Stock to be redeemed shall be selected by the Company from the outstanding shares of Series E Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be possible). If fewer than all the shares of Series E Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares of Series E Preferred Stock shall be issued without cost to the holder thereof.
Section 6. Reacquired Shares to Be Retired. All shares of Series E Preferred Stock that have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series.
Section 7. Conversion Rights. Except as provided in this Section 7, the Series E Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company at the option of any holder of Series E Preferred Stock.
(a)Upon the occurrence of a Change of Control, each holder of Series E Preferred Stock shall have the right (unless, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of Series E Preferred Stock held by such holder pursuant to Section 5, in which case such holder will have the right only with respect to shares of Series E Preferred Stock that are not called for redemption) to convert each of the Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock (the “Common Stock Conversion Consideration”) equal to the lesser of: (i) the quotient obtained by dividing (x) the sum of the Liquidation Preference per share of Series E Preferred Stock plus the amount of any accrued and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Dividend Payment Record Date and prior to the corresponding Dividend Payment Date for the Series E Preferred Stock, in which case no additional amount for such accrued and unpaid dividends shall be included in this sum) by (y) the Common Stock Price (as defined below) (such quotient, the “Conversion Rate”); and (ii) 3.2196 (the “Share Cap”), subject to adjustments provided in Section 7(b) below.

(b)The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of Common Stock to existing holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split. For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right shall not exceed the product of the Share Cap times the aggregate number of shares of the Series E Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
(c)The “Change of Control Conversion Date” is the date the Series E Preferred Stock is to be converted, which shall be a Business Day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which it provides the notice described in Section 7(h) to the holders of Series E Preferred Stock.
(d)The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which Common Stock is then traded, or (y) the average of the last quoted bid prices for Common Stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if Common Stock is not then listed for trading on a U.S. securities exchange.
(e)In the case of a Change of Control pursuant to which Common Stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series E Preferred Stock shall receive upon conversion of such Series E Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”; the Common Stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
(f)If the holders of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration in respect of such Change of Control shall be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of Common Stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of Common Stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and shall be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
(g)No fractional shares of Common Stock shall be issued upon the conversion of the Series E Preferred Stock in connection with a Change of Control. Instead, holders shall be entitled to receive the cash value of such fractional shares based upon the Common Stock Price used in determining the Common Stock Conversion Consideration for such Change of Control.
(h)Within 15 days following the occurrence of a Change of Control, provided that the Company has not then exercised its right to redeem all shares of Series E Preferred Stock pursuant to Section 5, the Company shall provide to holders of Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right, which notice shall be delivered to the holders of record of the shares of the Series E Preferred Stock in their addresses as they appear on the stock transfer records of the Company and shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of Series E Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Stock Price; (v) the Change of Control Conversion Date; (vi) that if, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem all or any shares of Series E Preferred Stock, holders will not be able to convert the shares of Series E Preferred Stock called for redemption and such shares will be redeemed on the related Redemption Date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series E Preferred Stock; (viii) the name and address of the paying agent, transfer agent and conversion agent for the Series E Preferred Stock; (ix) the procedures that the holders of Series E Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and (x) the last date on which holders of Series E Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.
(i)The Company shall also issue a press release containing such notice provided for in Section 7(h) for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on its website, in any event prior to the opening of business on the first Business Day following any date on which it provides the notice provided for in Section 7(h) to the holders of Series E Preferred Stock.
(j)To exercise the Change of Control Conversion Right, the holders of Series E Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificate(s), if any, representing the shares of Series E Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of Series E Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of Series E Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Company, duly completed, to its transfer agent. The conversion notice must state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series E Preferred Stock to be converted; and (iii) that the shares of Series E Preferred Stock are to be converted pursuant to the applicable provisions of the Series E Preferred Stock.
(k)Holders of Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the transfer agent of the Company prior to the close of business on the Business Day prior to the Change of Control

Conversion Date. The notice of withdrawal delivered by any holder must state: (i) the number of withdrawn shares of Series E Preferred Stock; (ii) if certificated shares of Series E Preferred Stock have been surrendered for conversion, the certificate numbers of the withdrawn shares of Series E Preferred Stock; and (iii) the number of shares of Series E Preferred Stock, if any, which remain subject to the holder’s conversion notice.
(l)Notwithstanding anything to the contrary contained in Sections 7(j) and (k), if any shares of Series E Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of DTC or the applicable Depositary.
(m)Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Company has provided notice of its election to redeem some or all of the shares of Series E Preferred Stock pursuant to Section 5, in which case only the shares of Series E Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Company elects to redeem shares of Series E Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series E Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable Redemption Date the Redemption Price as provided in Section 5.
(n)The Company shall deliver all securities, cash and any other property owing upon conversion no later than the third Business Day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of Common Stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
(o)Notwithstanding any other provision of the Series E Preferred Stock, no holder of Series E Preferred Stock shall be entitled to convert such Series E Preferred Stock into shares of Common Stock or the Alternative Conversion Consideration, as the case may be, to the extent that receipt of such Common Stock or the Alternative Conversion Consideration would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in the Charter or this Articles Supplementary or the governing document of the surviving entity, as the case may be, unless the Company provides an exemption from this limitation to such holder pursuant to the Charter and this Articles Supplementary or the surviving entity provides an exemption pursuant to the governing document of the surviving entity.
(p)Notwithstanding anything to the contrary herein and except as otherwise required by law, the persons who are the holders of record of shares of Series E Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the conversion of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date and, in such case, the full amount of such dividend shall be paid on such Dividend Payment Date to the persons who were the holders of record at the close of business on such Dividend Record Date. Except as provided in this Section 7(p), the Company shall make no allowance for unpaid dividends that are not in arrears on the shares of Series E Preferred Stock to be converted.
Section 8. Permissible Distributions. In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of stock whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to the Company’s total liabilities.

Section 9. Ranking. Any class or series of stock of the Company shall be deemed to rank:
(a)prior to the Series E Preferred Stock, as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Stock;
(b)on a parity with the Series E Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Stock, if the holders of such class or series and the Series E Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other; and
(c)junior to the Series E Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series E Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such class or series, and such class or series shall not in either case rank prior to the Series E Preferred Stock (“Junior Shares”).
As of the date hereof, 2,900,000 authorized shares of Series A Preferred Stock, 14,900,000 authorized shares of Series B Preferred Stock, 5,750,000 authorized shares of Series C Preferred Stock and 8,050,000 authorized shares of Series D Preferred Stock rank on a parity with the Series E Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up.
Section 10. Voting. Except as otherwise set forth herein, the Series E Preferred Stock shall not have any relative, participating, optional or other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.
If and whenever six quarterly dividends (whether or not consecutive) payable on the Series E Preferred Stock are in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series E Preferred Stock, together with the holders of shares of every series or class of Dividend Parity Stock having like voting rights (shares of any such series or class, including the Series A Preferred Stock and the Series B Preferred Stock (notwithstanding the fact that the terms of the Series A Preferred Stock and the Series B Preferred Stock only provide for the election of one such director), the Series C Preferred Stock and the Series D Preferred Stock, the “Voting Preferred Shares”), voting as a single class regardless of series, will have the right to elect two additional directors (the “Preferred Directors”) to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of Series E Preferred Stock and the Voting Preferred Shares called as hereinafter provided. For the avoidance of doubt, in the election of both Preferred Directors, any outstanding shares of Series E Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of Series E Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and other Voting Preferred Shares shall be required to elect a Preferred Director. Whenever all arrears in dividends on the Series E Preferred Stock and the Voting Preferred Shares then outstanding shall have been paid and full dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Stock and the Voting Preferred Shares to elect such two additional directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of the persons elected as director, by the holders of the Series E Preferred Stock and the Voting Preferred Shares shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of Series E Preferred Stock and the Voting Preferred Shares, the Secretary of the Company may, and upon the written request of any holder of Series E Preferred Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series E Preferred Stock and of the Voting Preferred Shares for the election of the directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Company for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of such request, then any holder of Series E Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the directors elected by the holders of the Series E Preferred Stock and the Voting Preferred Shares, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. In no event shall the holders of Series E Preferred Stock be entitled pursuant to this Section 10 to elect a director that would cause the Company to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of the Company’s stock is listed.
So long as any shares of Series E Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of Series E Preferred Stock and the Voting Preferred Shares, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(a)Any amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary (whether by merger, consolidation or otherwise) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Stock or the Voting Preferred Shares; provided, however, that (i) the amendment of the provisions of the Charter so as to authorize or create or to increase the authorized amount of, any Junior Shares or any shares of any class or series ranking on a parity with the Series E Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up or the Voting Preferred Shares (including any amendment to increase the amount of authorized shares of Series E Preferred Stock) shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series E Preferred Stock and (ii) any filing with the State Department of Assessments and Taxation of Maryland by the Company including in connection with a merger, consolidation or otherwise, shall not be deemed to be an amendment, alteration or repeal of any of the provisions of the Charter or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Stock, provided that: (1) the Company is the surviving entity and the Series E Preferred Stock remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders thereof; or (2) the resulting, surviving or transferee entity is organized under the laws of any state and substitutes or exchanges the Series E Preferred Stock for other preferred stock, shares or other equity interests having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to that of the Series E Preferred Stock (except for changes that do not materially and adversely affect the holders of Series E Preferred Stock); and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series E Preferred Stock or one or more but not all series of Voting Preferred Shares at the time outstanding, the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of all series similarly affected, at the time outstanding, voting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be required in lieu of the affirmative vote of at least 66‑2/3% of the votes entitled to be cast by the holders of the Series E Preferred Stock and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or
(b)The authorization or creation of, or the increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series E Preferred Stock in the distribution on any liquidation, dissolution or winding up of the Company or in the payment of dividends;
provided, however, that, in the case of each of subparagraphs (a) and (b), no such vote of the holders of Series E Preferred Stock or Voting Preferred Shares, as the case may be, shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series E Preferred Stock or Voting Preferred Shares, as the case may be, at the time outstanding in accordance with Section 5 hereof or, in the case of a merger, consolidation or otherwise, regardless of the date of the transaction, the holders of the Series E Preferred Stock receive in the transaction their liquidation preference plus accrued and unpaid dividends.
For purposes of determining the voting rights of the holders of the Series E Preferred Stock under this Section 10, each holder will be entitled to one vote for each Liquidation Preference per share with respect to shares of the Series E Preferred Stock held by such holder. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of the Series E Preferred Stock and any Voting Preferred Shares has been cast or given on any matter on which the holders of shares of the Series E Preferred Stock are entitled to vote shall be determined by the Company by reference to the specified liquidation amounts of the shares voted or covered by the consent.
Section 11. Information Rights. During any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act and any shares of Series E Preferred Stock are outstanding, the Company will (i) transmit by mail to all holders of Series E Preferred Stock, as their names and addresses appear in the Company’s record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series E Preferred Stock. The Company will mail the information to the holders of Series E Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the Securities and Exchange Commission if the Company were subject to Section 13 or 15(d) of the Securities Exchange Act.
Section 12. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.
Section 13. Restrictions on Ownership and Transfer. The Series E Preferred Stock constitutes Preferred Stock, and Preferred Stock constitutes Capital Stock of the Company. Therefore, the Series E Preferred Stock, being Capital Stock, is governed by and issued subject to all the limitations, terms and conditions of the Charter applicable to Capital Stock generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article VII of the Charter applicable to Capital

Stock. The foregoing sentence shall not be construed to limit the applicability to the Series E Preferred Stock of any other term or provision of the Charter.